UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55872	27-3439423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4607 Lakeview Canyon Road, Suite 235
Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(800) 204-5510

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities

On May 28, 2020, Foothills Exploration, Inc. (the “Company”) filed a Certificate of Designation designating the rights and restrictions of its Series A Preferred Stock with the Delaware Secretary of State. Of the 25,000,000 preferred shares authorized at a par value of $0.0001 per share, 10,000,000 were designated as Series A Preferred Stock. The Series A Preferred Stock is convertible at the option of the holder into 200 common shares per one share of Series A Preferred Stock. The Series A Preferred Stock provides for liquidation and dividend rights on an as-if-converted basis into equivalent common shares. The Series A Preferred Stockholders have voting rights with the common shareholders on an as-if-converted basis. The holders of Series A Preferred Stock have the right, voting as a separate class, following a “Change of Control” (as defined), to elect a majority of the members of the Company’s Board of Directors and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. The foregoing description is a summary of the Certificate of Designation which does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the Certificate of Designation attached hereto as Exhibit 3.1.

On May 28, 2020, the Company issued 5,000,000 shares of Series A Preferred Stock to a related party, Beijing Gas Blue Sky Holding Limited, pursuant to an agreement dated April 6, 2020, yielding total cash proceeds of $50,000, net to the Company. As a condition of this transaction, the Company’s Executive Chairman, Kevin J. Sylla, also agreed to convert $100,000 of outstanding debt owed to him by the Company into 5,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 200 shares of the Company’s common stock. A total of 10,000,000 shares of Series A Preferred Stock convertible into 2,000,000,000 shares of common stock were issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
3.1	Certificate of Designation Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2020

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer